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AMENDMENT NO. 2 TO BUSINESS LOAN AGREEMENT AND NOTE

    This Amendment No. 2 to Business Loan Agreement and Note (this "Amendment") is entered into effective as of July 1, 2001, between Tully's Coffee Corporation ("Borrower") and Bank of America, N.A. ("Lender"") with reference to the following:

RECITALS

    A.  Borrower and Lender are parties to that certain Business Loan Agreement dated as of June 28, 2000, which was amended by Amendment No. 1 dated as of February 16, 2001 (collectively, the "Loan Agreement").

    B.  Borrower executed a Promissory Note with an original Principal Amount of $6,000,000.00 in favor of Lender dated as of June 28, 2000 (the "Note").

    C.  The parties hereto now desire to amend the Loan Agreement and the Note on the terms and conditions set forth below:

AGREEMENT

    NOW, THEREFORE, the parties hereto agree as follows:

    1.  Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Loan Agreement and / or the Note.

    2.  Amendments.  The Loan Agreement, Exhibit A to the Loan Agreement and the Note shall be amended as follows:

        2.1 All references to the Principal Amount of the Revolving Line of Credit, whether in the Promissory Note, the Loan Agreement, or Exhibit A to the Loan Agreement, shall be amended to $2,500,000.00.

        2.2 Section 1(b) of Exhibit A to the Loan Agreement shall be amended to read in full as follows:

      "(b) Commitment Amount: 'Commitment Amount' shall mean $2,500,000.00. If the principal amount of loans outstanding at any time exceeds the Commitment Amount, the Borrower will immediately pay to Lender the amount of such excess."

        2.3 All references to the Availability Period and to the Maturity of the Revolving Line of Credit, whether in the Promissory Note, the Loan Agreement, or Exhibit A to the Loan Agreement, shall be amended to October 1, 2001.

        2.4 The interest rate shall be increased, and the VARIABLE INTEREST RATE section of the Note shall be amended to read as follows:

      VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Lender's publicly announced Prime Rate (the "Index"). The interest rate change will not occur more often than each day the Prime Rate changes. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The Interest rate change will not occur more often than each day. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.000 percentage points over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

    3.  Amendment Fee.  Borrower will pay a $1,500.00 Amendment Fee on July 1, 2001, which shall be fully earned and non-refundable unless Borrower satisfies all obligations of the Note and the Loan Agreement on or before that date.

    4.  Representations and Warranties.  Borrower represents and warrants to Lender that (i) except as otherwise waived by Lender in writing, no Event of Default under the Loan Agreement and the Note, and no event which, with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; (ii) except as otherwise waived by Lender in writing, Borrower's representations and warranties made under the Loan Agreement are true as of the date hereof; (iii) the making and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action; and (iv) no consent, approval, authorization, permit or license is required in connection with the making or performance of this Agreement.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A.		TULLY'S COFFEE CORPORATION
By:	/s/ NANCY NUERENBERG Nancy Nuerenberg Senior Vice President	By:	/s/ TOM T. O'KEEFE Name: Tom T. O'Keefe Title: Chairman & CEO

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AMENDMENT NO. 2 TO BUSINESS LOAN AGREEMENT AND NOTE